Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Grace A. Gorka

U.S. Bank National Association

190 South LaSalle Street

Chicago, IL 60603

(312) 332-6772

(Name, address and telephone number of agent for service)

LKQ Corporation

(Issuer with respect to the Securities)

Delaware	36-4215970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 West Madison Street Suite 2800 Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

4.75% Senior Notes Due 2023

(Title of the Indenture Securities)

And Guarantees

GUARANTORS

Exact Name of Additional Registrant (1)	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Accu-Parts LLC	New York	5010	20-0092983
Akron Airport Properties, Inc.	Ohio	5010	31-1681284
American Recycling International, Inc.	California	5010	95-3072886
A-Reliable Auto Parts & Wreckers, Inc.	Illinois	5010	36-3196417
ATK Motorsports Inc.	California	5010	26-2163461
Budget Auto Parts U-Pull-It, Inc.	Louisiana	5010	72-1391853
City Auto Parts of Durham, Inc.	North Carolina	5010	56-0817363
Damron Holding Company, LLC	Delaware	5010	36-4241654
DAP Trucking, LLC	Florida	5010	47-0916175
Double R Auto Sales, Inc.	Florida	5010	59-3620701
Gearhead Engines Inc.	California	5010	68-0042988
Greenleaf Auto Recyclers, LLC	Delaware	5010	38-3454720
KAI China LLC	Delaware	5010	None
KAIR IL, LLC	Illinois	5010	27-2172437
Keystone Automotive Industries, Inc.	California	5010	95-2920557
Kwik Auto Body Supplies, Inc.	Massachusetts	5010	04-2308300
Lakefront Capital Holdings, Inc.	California	5010	20-8396693
LKQ 1st Choice Auto Parts, LLC	Oklahoma	5010	36-4215970
LKQ 250 Auto, Inc.	Ohio	5010	36-4251355
LKQ A&R Auto Parts, Inc.	South Carolina	5010	57-0736192
LKQ All Models Corp.	Arizona	5010	36-4264411
LKQ Apex Auto Parts, Inc.	Oklahoma	5010	73-1097685
LKQ Atlanta, L.P.	Delaware	5010	36-4240899
LKQ Auto Parts of Central California, Inc.	California	5010	95-2907390
LKQ Auto Parts of Memphis, Inc.	Arkansas	5010	36-4284064
LKQ Auto Parts of North Texas, Inc.	Delaware	5010	01-0550506
LKQ Auto Parts of North Texas, L.P.	Delaware	5010	01-0550529
LKQ Auto Parts of Orlando, LLC	Florida	5010	47-0916179
LKQ Auto Parts of Utah, LLC	Utah	5010	36-4275892
LKQ Best Automotive Corp.	Delaware	5010	01-0550489
LKQ Birmingham, Inc.	Alabama	5010	36-4264384
LKQ Brad’s Auto & Truck Parts, Inc.	Oregon	5010	93-1320581
LKQ Broadway Auto Parts, Inc.	New York	5010	14-1737377
LKQ Copher Self Service Auto Parts-Bradenton Inc.	Florida	5010	65-0062077
LKQ Copher Self Service Auto Parts-Clearwater Inc.	Florida	5010	59-2933437
LKQ Copher Self Service Auto Parts-St. Petersburg Inc.	Florida	5010	59-2975988
LKQ Copher Self Service Auto Parts-Tampa Inc.	Florida	5010	59-2609050
LKQ Crystal River, Inc.	Florida	5010	59-2238605
LKQ Finance 1 LLC	Delaware	5010	45-3325694
LKQ Finance 2 LLC	Delaware	5010	45-3325793
LKQ Foster Auto Parts Salem, Inc.	Oregon	5010	91-1785335
LKQ Foster Auto Parts Westside LLC	Oregon	5010	36-4304501
LKQ Foster Auto Parts, Inc.	Oregon	5010	93-0510648
LKQ Gorham Auto Parts Corp.	Maine	5010	36-4295833
LKQ Great Lakes Corp.	Indiana	5010	36-4318034

LKQ Heavy Truck-Texas Best Diesel, L.P.	Texas	5010	42-1696754
LKQ Holding Co.	Delaware	5010	31-1692161
LKQ Hunts Point Auto Parts Corp.	New York	5010	52-2183622
LKQ Lakenor Auto & Truck Salvage, Inc.	California	5010	36-4261867
LKQ Management Company	Delaware	5010	36-4261192
LKQ Metro, Inc.	Illinois	5010	37-0972933
LKQ Mid-America Auto Parts, Inc.	Kansas	5010	48-1140432
LKQ Midwest Auto Parts Corp.	Nebraska	5010	36-4299482
LKQ Minnesota, Inc.	Minnesota	5010	41-0919186
LKQ of Indiana, Inc.	Indiana	5010	36-4278442
LKQ of Michigan, Inc.	Michigan	5010	36-4264412
LKQ of Nevada, Inc.	Nevada	5010	88-0414851
LKQ of Tennessee, Inc.	Tennessee	5010	36-4312913
LKQ Online Corp.	Delaware	5010	20-0655426
LKQ Penn-Mar, Inc.	Pennsylvania	5010	32-0025173
LKQ Plunks Truck Parts & Equipment - Jackson, Inc.	Mississippi	5010	27-2960691
LKQ Powertrain, Inc.	Delaware	5010	26-3858993
LKQ Precious Metals, Inc.	Rhode Island	5010	80-0822348
LKQ Raleigh Auto Parts Corp.	North Carolina	5010	36-4310551
LKQ Route 16 Used Auto Parts, Inc.	Massachusetts	5010	04-2819439
LKQ Salisbury, Inc.	North Carolina	5010	36-4264385
LKQ Savannah, Inc.	Georgia	5010	58-0966027
LKQ Self Service Auto Parts-Holland, Inc.	Michigan	5010	38-2288793
LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan	5010	56-2336194
LKQ Self Service Auto Parts-Memphis LLC	Tennessee	5010	36-4284064
LKQ Self Service Auto Parts Tulsa, Inc.	Oklahoma	5010	73-1098294
LKQ Smart Parts, Inc.	Delaware	5010	31-1692164
LKQ Southwick LLC	Massachusetts	5010	04-2819439
LKQ Taiwan Holding Company	Illinois	5010	80-0565845
LKQ Tire & Recycling, Inc.	Delaware	5010	27-1915361
LKQ Trading Company	Delaware	5010	27-1915301
LKQ Triplett ASAP, Inc.	Ohio	5010	34-0757358
LKQ U-Pull-It Auto Damascus, Inc.	Oregon	5010	93-0667967
LKQ U-Pull-It Tigard, Inc.	Oregon	5010	93-1090239
LKQ West Michigan Auto Parts, Inc.	Michigan	5010	38-2269339
Michael Auto Parts, Incorporated	Florida	5010	59-0590985
North American ATK Corporation	California	5010	95-3719642
P.B.E. Specialties, Inc.	Massachusetts	5010	04-3507861
Pick-Your-Part Auto Wrecking	California	5010	95-3406551
Potomac German Auto South, Inc.	Florida	5010	59-3507389
Potomac German Auto, Inc.	Maryland	5010	52-1637030
Pull-N-Save Auto Parts, LLC	Colorado	5010	20-8081775
Redding Auto Center, Inc.	California	5010	36-4261871
Scrap Processors, LLC	Illinois	5010	20-2818944
Speedway Pull-N-Save Auto Parts, LLC	Florida	5010	20-8105042
Supreme Auto Parts, Inc.	Pennsylvania	5010	10-0037859
U-Pull-It, Inc.	Illinois	5010	36-4120005
U-Pull-It, North, LLC	Illinois	5010	35-2188557

(1)	The address for the principal executive offices of each of the additional registrants is 500 West Madison Street, Suite 2800, Chicago, IL 60661.

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2013 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 27th of January, 2014.

By:	/s/ Grace A. Gorka
Grace A. Gorka
Vice President

Exhibit 2

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 27, 2013, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller of the Currency

Exhibit 3

Comptroller of the Currency

Administrator of National Banks

Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today, February 27, 2013, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia.

Comptroller or the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: January 27, 2014

By:	/s/ Grace A. Gorka
Grace A. Gorka
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2013

($000’s)

9/30/2013
Assets
Cash and Balances Due From Depository Institutions	$11,611,724
Securities	75,731,096
Federal Funds	109,251
Loans & Lease Financing Receivables	229,278,111
Fixed Assets	4,752,165
Intangible Assets	13,284,803
Other Assets	21,823,306

Total Assets	$356,590,456

Liabilities
Deposits	$269,648,386
Fed Funds	2,649,382
Treasury Demand Notes	0
Trading Liabilities	377,760
Other Borrowed Money	27,410,355
Acceptances	0
Subordinated Notes and Debentures	4,836,320
Other Liabilities	11,663,931

Total Liabilities	$316,586,134

Equity
Common and Preferred Stock	18,200
Surplus	14,231,285
Undivided Profits	24,168,331
Minority Interest in Subsidiaries	$1,586,506

Total Equity Capital	$40,004,322

Total Liabilities and Equity Capital	$356,590,456